UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 16, 2006

NATUREWELL INCORPORATED (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26108 (Commission File Number)	94-2901715 (IRS Employer Identification No.)

110 West C Street, San Diego, California 92101 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (619) 234-0222

Copies to: Darrin M. Ocasio, Esq. Sichenzia Ross Friedman Ference LLP 1065 Avenue of the Americas New York, New York 10018 Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 16, 2006, Naturewell Incorporated ("Naturewell" or the "Company") entered into a Letter Agreement (the "Agreement") with James R. Arabia, the Company's President and Chief Executive Officer, whereby Mr. Arabia shall be entitled to receive shares and cash in consideration of an aggregate of $542,137 owed by the Company to Mr. Arabia (the "Past Due Amount"). The Past Due Amount consists of (i) accrued salary and benefits, (ii) advances made to the Company by Mr. Arabia, and (iii) amounts due pursuant to senior secured notes with an aggregate face value of $200,000 held by Mr. Arabia.

Pursuant to the Agreement, the Company and Mr. Arabia agreed to the following:

•

In consideration of $112,500 of the Past Due Amount, Mr. Arabia is entitled to receive 75,000,000 shares of the Company's common stock, subject to a beneficial ownership limitation of 29%, or 20% on a fully diluted basis. Mr. Arabia is currently the beneficial owner of approximately 29.6% of the Company's common stock, or 20.2% on a fully-diluted basis (accordingly, pursuant to the beneficial ownership limitation, Mr. Arabia is not entitled to the issuance of any portion of the 75,000,000 shares as of the date of the Agreement); and

•	Mr. Arabia shall forgive $112,500 of the Past Due Amount; and
•	$317,137 of the Past Due Amount is to be paid to Mr. Arabia in cash in minimum monthly installments of $20,000.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Letter Agreement by and between James R. Arabia and Naturewell Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUREWELL INCORPORATED

Date: June 22, 2006	/s/ James R. Arabia James R. Arabia Chairman, Chief Executive Officer